Exhibit 10-7

Assignment of Contract

FOR VALUE RECEIVED, Western Capital Ventures, Inc., a Nevada corporation with a principal place of business located at 124 S. First Street, Campbell, CA 95008 (“Assignor”), acting herein by Anthony Gillaizeau, its President and sole shareholder, duly authorized, hereby assigns and otherwise transfers (“assigns”) to VGTel, Inc., a New York corporation, doing business as 360 Entertainment and Productions, Inc., with a principal place of business at 400 Rella Boulevard, Suite 174, Montebello, NY 10901 (“Assignee”) all rights, title and interest held by Assignor in and to a certain contract dated July 1, 2011, between Western Capital Ventures, Inc. and Visual Entertainment Systems, LLC, concerning the purchase and distribution of arcade style sweepstake gaming systems, software and hardware Units (the “Distribution Agreement”), attached hereto as Exhibit A.

Assignor warrants and represents that said Distribution Agreement is in full force and effect and is fully assignable. Assignor further warrants that it has the full right and authority to transfer said Distribution Agreement and that contract rights herein transferred are free of lien, encumbrance or adverse claim. Said Distribution Agreement has not been modified and remains on the terms contained therein.

Assignee hereby assumes and agrees to perform all remaining and obligations of Assignor under the Distribution Agreement and agrees to indemnify and hold Assignor harmless from any claim or demand resulting from non-performance by Assignee. Assignee shall be entitled to all monies remaining to be paid under the Distribution Agreement, which rights are also assigned hereunder.

This Assignment shall become effective as of the date last executed and shall be binding upon and inure to the benefit of the parties, their successors and assigns.

Executed this 7th day of March 2012

Western Capital Ventures, Inc., Assignor	VGTel, Inc., Assignee

By: /s/ Anthony Gillaizeau, Its President	By: /s/ Peter Shafran, Chief Executive Officer